As filed with the Securities and Exchange Commission on June 9, 2006

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

National Financial Partners Corp.

(Exact name of registrant as specified in its charter)

Delaware	13-4029115
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

787 Seventh Avenue, 11th Floor

New York, New York 10019

(212) 301-4000

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Douglas W. Hammond, Esq.

Executive Vice President and General Counsel

National Financial Partners Corp.

787 Seventh Avenue, 11th Floor

New York, New York 10019

Telephone: (212) 301-4000

Facsimile: (212) 301-4001

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to

Phyllis G. Korff, Esq.

Richard B. Aftanas, Esq.

Skadden, Arps, Slate, Meagher & Flom LLP

4 Times Square

New York, New York 10036

Telephone: (212) 735-3000

Facsimile: (212) 735-2000

Approximate date of commencement of proposed sale to the public:    From time to time after the effective date of this registration statement.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box.  ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box.  ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.  ☐.

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box.  ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box.  ☐

CALCULATION OF REGISTRATION FEE

Title of each class of securities to be registered	Amount to be registered/Proposed maximum offering price per unit/Proposed maximum offering price	Amount of registration fee
Senior Debt Securities	(1)	$0	(1)
Subordinated Debt Securities	(1)	$0	(1)
Preferred Stock, par value $0.01 per share	(1)	$0	(1)
Common Stock, par value $0.10 per share	(1)	$0	(1)

(1)	An unspecified aggregate initial offering price or number of the securities of each identified class is being registered as may from time to time be offered at unspecified prices. Separate consideration may or may not be received for securities that are issuable on exercise, conversion or exchange of other securities. In accordance with Rules 456(b) and 457(r), the registrant is deferring payment of the entire registration fee.

National Financial Partners Corp.

Debt Securities

Preferred Stock

Common Stock

National Financial Partners Corp., from time to time, may offer to sell senior or subordinated debt securities, preferred stock and common stock. In addition, selling stockholders to be named in a prospectus supplement may offer, from time to time, shares of our common stock. The debt securities and preferred stock may be convertible into or exercisable or exchangeable for our common stock, our preferred stock, our other securities or the debt or equity securities of one or more other entities. Our common stock is listed on the New York Stock Exchange and trades under the ticker symbol “NFP.”

We may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to purchasers, on a continuous or delayed basis.

This prospectus describes some of the general terms that may apply to these securities. The specific terms of any securities to be offered will be described in a supplement to this prospectus.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

Prospectus dated June 9, 2006

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we filed with the Securities and Exchange Commission, or the SEC, using a “shelf” registration process. Under this shelf process, we may from time to time sell any combination of the securities described in this prospectus in one or more offerings and selling stockholders to be named in a prospectus supplement may, from time to time, sell common stock in one or more offerings.

This prospectus provides you with a general description of the securities that we may offer as well as the shares of common stock that selling stockholders may offer. Each time we sell securities or we and/or selling stockholders sell shares of common stock, we will provide a prospectus supplement that contains specific information about the terms of that offering. The prospectus supplement may also add information to this prospectus or update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement. You should read carefully this prospectus and any prospectus supplement together with the additional information described under the headings “Where You Can Find More Information” and “Incorporation of Certain Documents by Reference.”

You should assume that the information in this prospectus is accurate only as of the date of this prospectus.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. You may inspect without charge any documents filed by us at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, D.C. 20549. You may obtain copies of all or any part of these materials from the SEC upon the payment of certain fees prescribed by the SEC. Please call the SEC at 1-800-SEC-0330 for further information on the Public Reference Room. The SEC also maintains an Internet site that contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC. Our filings with the SEC are available to the public through the SEC’s website at http://www.sec.gov.

We have filed with the SEC a registration statement on Form S-3 relating to the securities covered by this prospectus. This prospectus is part of the registration statement and does not contain all the information in the registration statement. You will find additional information about us in the registration statement. Any statement made in this prospectus concerning a contract or other document of ours is not necessarily complete and you should read the documents that are filed as exhibits to the registration statement or otherwise filed with the SEC for a more complete understanding of the document or matter. Each such statement is qualified in all respects by reference to the document to which it refers. You may inspect without charge a copy of the registration statement at the SEC’s Public Reference Room in Washington D.C., as well as through the SEC’s website.

INCORPORATION OF CERTAIN INFORMATION BY REFERENCE

The SEC allows us to “incorporate by reference” documents we file with the SEC into this prospectus, which means that we can disclose important information to you by referring you to those documents. The information incorporated by reference is considered part of this prospectus. Any statement in this prospectus or incorporated by reference into this prospectus shall be automatically modified or superseded for purposes of this prospectus to the extent that a statement contained herein or in a subsequently filed document that is incorporated by reference in this prospectus modifies or supersedes such prior statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We incorporate by reference into this prospectus the documents listed below and all documents we subsequently file with the SEC pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended, or the Exchange Act, prior to the completion of the offering of all securities covered by the respective prospectus supplement:

•	Our Annual Report on Form 10-K for the year ended December 31, 2005, filed on March 8, 2006, as amended by Amendment No. 1 on Form 10-K/A, filed on May 25, 2006;

•	Our Quarterly Report on Form 10-Q for the quarterly period ended March 31, 2006, filed on May 11, 2006;

•	Our Current Reports on Form 8-K filed on January 5, 2006, January 23, 2006 and March 2, 2006; and

•	The description of our common stock set forth in our Registration Statement on Form 8-A filed pursuant to Section 12 of the Exchange Act on August 22, 2003, including any amendment or report filed for the purpose of updating such description.

You may request a copy of these filings, at no cost, by writing or telephoning us at:

National Financial Partners Corp.

787 Seventh Avenue, 11th Floor

New York, New York 10019

Attention: General Counsel

Telephone: (212) 301-4000

You should rely only on the information contained in, or incorporated by reference into, this prospectus. We have not authorized anyone to provide you with different or additional information. We are not offering to sell or soliciting any offer to buy any securities in any jurisdiction where the offer or sale is not permitted. You should not assume that the information in this prospectus or in any document incorporated by reference is accurate as of any date other than the date on the front cover of the applicable document.

DISCLOSURE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein and therein may include forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Exchange Act. Forward-looking statements include, without limitation, any statement that may project, indicate or imply future results, events, performance or achievements, and may contain the words “anticipate,” “expect,” “intend,” “plan,” “believe,” “estimate,” “may,” “will,” “continue” and similar expressions of a future or forward-looking nature. Forward-looking statements may include discussions concerning revenue, expenses, earnings, cash flow, dividends, capital structure, credit facilities, market and industry conditions, premium and commission rates, interest rates, contingencies, the direction or outcome of regulatory investigations and litigation, income taxes and our operations.

These forward-looking statements are based on management’s current views with respect to future results, and are only predictions and are not guarantees of future performance. Forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those contemplated by a forward-looking statement. These factors include, without limitation:

•	our success in acquiring high quality independent financial services distribution firms;

•	the performance of our firms following acquisition;

•	competition in the business of providing financial services to the high net worth and entrepreneurial corporate markets;

•	our ability, through our operating structure, to respond quickly to operational or financial situations and to grow our business;

•	our ability to effectively manage our business through the principals of our firms;

•	the impact of legislation or regulations in jurisdictions in which our subsidiaries operate, including the possible adoption of comprehensive and exclusive federal regulation over all interstate insurers;

•	changes in tax laws, including the elimination or modification of the federal estate tax and any change in the tax treatment of life insurance products;

•	changes in the pricing, design or underwriting of insurance products;

•	changes in premiums and commission rates;

•	adverse developments in the insurance markets in which we operate, resulting in fewer sales of insurance-related products;

•	adverse results or other consequences from litigation, arbitration or regulatory investigations, including those related to compensation agreements with insurance companies and activities within the life settlements industry;

•	adverse results or other consequences from higher than anticipated compliance costs, including those related to expenses arising from internal reviews of business practices and regulatory investigations;

•	uncertainty in the insurance and life settlements industries arising from investigations into certain business practices by various governmental authorities and related litigation;

•	the reduction of our revenues and earnings due to the elimination or modification of compensation arrangements, including contingent compensation arrangements;

•	changes in interest rates or general economic conditions;

•	the occurrence of adverse economic conditions or an adverse regulatory climate in New York, Florida or California;

•	the loss of services of key members of senior management;

•	the availability or adequacy of errors and omissions insurance or other types of insurance coverage protection; and

•	our ability to facilitate smooth succession planning at our firms.

Additional factors are set forth in our filings with the Securities and Exchange Commission, including our Annual Report on Form 10-K for the year ended December 31, 2005.

Forward-looking statements speak only as of the date on which they are made. We expressly disclaim any obligation to update or revise any forward-looking statement, whether as a result of new information, future events or otherwise.

NATIONAL FINANCIAL PARTNERS CORP.

We are a leading independent distributor of financial services products primarily to high net worth individuals and growing entrepreneurial companies. Founded in 1998, and commencing operations on January 1, 1999, we have grown internally and through acquisitions and, as of April 30, 2006, operate a national distribution network with over 1,900 producers in 41 states and Puerto Rico consisting of over 165 owned firms and over 210 affiliated third-party distributors. We target the high net worth and growing entrepreneurial corporate markets because of their growth potential and the desire of customers within these markets for more personalized service. We define the high net worth market as households with investable assets of at least $1 million, and we seek to target the segment of that market having net worth, excluding primary residence, of at least $5 million. We define the growing entrepreneurial corporate market as businesses with less than 1,000 employees. We believe our management approach affords our firms the entrepreneurial freedom to serve their clients most effectively while having access to the resources of a national distribution organization. At the same time, we maintain internal controls that allow us to oversee our nationwide operations. Our senior management team is composed of experienced financial services leaders who have direct experience building and operating sizeable distribution-related companies.

National Financial Partners Corp., or NFP, operates as a bridge between large financial services products manufacturers and our network of independent financial services distributors. We believe we enhance the competitive position of independent financial services distributors by offering access to a wide variety of products and a high level of marketing and technical support. We also provide financial and intellectual capital to further enhance the business expansion of our firms. For the large financial services products manufacturers, we represent an efficient way to access a large number of independent distributors and their customers. We believe we are one of the largest distributors within the independent distribution channel for many of the leading financial services products manufacturers serving our target markets. We currently have relationships with many industry leading manufacturers, including AIG American General, AIG SunAmerica, AIM, Allianz, Allstate, American Funds, American Skandia, Assurant, AXA Financial, Boston Mutual, Century Healthcare, Columbia Funds, Fidelity Investments, Genworth Financial, The Hartford, ING, Jackson National Life, John Hancock USA, Jefferson Pilot Lincoln Financial Group, Lloyds of London, Mass Mutual, Metlife Investors, MGIS, Nationwide Financial, Oppenheimer Funds, Pacific Life, Phoenix Life, Principal Life, Protective, Securian, Standard Insurance Company, Sun Life, Transamerica, Retirement Services, United Healthcare, Unum Provident, US Allianz, West Coast Life and WM Group of Funds. These relationships provide a higher level of dedicated marketing and underwriting support and other benefits to many of our firms than is generally available on their own.

Our firms, including NFP Securities, Inc., or NFPSI, our principal broker-dealer subsidiary, serve our client base, both directly and indirectly, by providing products and services in one or more of the following primary areas:

•	Life insurance and wealth transfer. Our firms offer life insurance and annuity products as well as estate planning services geared specifically to the wealth accumulation, preservation and transfer needs, including charitable giving plans, of high net worth individuals.

•	Corporate and executive benefits. Corporate benefits products and services our firms offer include individual and group disability insurance, long term care insurance, group life insurance, group health insurance benefits, supplemental life insurance, 401(k), 403(b) and other retirement plans and pension administration. Executive benefits products and services our firms offer include corporate and bank-owned life insurance products as well as plan design and administration.

•	Financial planning and investment advisory services. The products and services our firms offer include separately managed accounts, mutual funds, investment consulting, trust and fiduciary services and broker-dealer services.

We were incorporated as a Delaware corporation on August 27, 1998. Our common stock is listed on the New York Stock Exchange under the symbol “NFP.” Our principal and executive offices are located at 787 Seventh Avenue, 11th Floor, New York, New York, 10019 and the telephone number is (212) 301-4000. Our Internet address is www.nfp.com. Information on our website does not constitute part of this prospectus.

USE OF PROCEEDS

We intend to use the net proceeds from the sales of the securities as set forth in the applicable prospectus supplement. Unless otherwise indicated in the applicable prospectus supplement, we will not receive any proceeds from the sale of shares of our common stock by any selling stockholder named in such prospectus supplement.

RATIO OF EARNINGS TO COMBINED FIXED CHARGES AND PREFERRED DIVIDENDS

The following table sets forth our consolidated ratio of earnings to combined fixed charges and preferred dividends for the periods indicated.

Three months ended March 31, 2006	Year ended December 31,
	2005	2004	2003	2002	2001
7.47x	12.19x	16.95x	9.48x	6.28x	—

For the purpose of computing the ratio of earnings to combined fixed charges and preferred dividends, earnings consist of:

•	pre-tax income from continuing operations; plus

•	fixed charges.

Combined fixed charges consist of:

•	interest (whether expensed or capitalized) on our bank loan; plus

•	amortization of expenses related to our bank loan; plus

•	the portion of rental expense which we estimate to be representative of the interest factors in our leases.

Dividends paid on preference securities issued would be included as fixed charges and therefore impact the ratio of earnings to combined fixed charges and preferred dividends. As of the date of this prospectus, we have not issued any shares of our preferred stock.

DESCRIPTION OF COMMON STOCK

The following description of our common stock is only a summary and is qualified in its entirety by reference to our amended and restated certificate of incorporation and by-laws, a copy of each of which is incorporated by reference into the registration statement of which this prospectus forms a part.

General

As of date of this prospectus, we are authorized to issue up to 180,000,000 shares of common stock, par value $0.10 per share. On March 15, 2006, our board of directors authorized, subject to stockholder approval, an amendment to our amended and restated certificate of incorporation to increase the number of authorized shares of common stock from 60,000,000 to 180,000,000 shares. Our stockholders approved this proposal at our annual meeting of stockholders on May 17, 2006. As of April 30, 2006, there were 37,396,147 shares of our common stock outstanding.

Voting Rights

Each holder of our common stock is entitled to one vote for each share of common stock held on all matters submitted to a vote of stockholders. Except as required by law and by the terms of any series of preferred stock designated by the board of directors pursuant to our amended and restated certificate of incorporation, the common stock shall have the exclusive right to vote for the election of directors and for all other purposes. The common stock shall vote together as a single class.

Dividends

Subject to any preference rights of holders of preferred stock, the holders of common stock are entitled to receive dividends, if any, declared from time to time by the board of directors out of legally available funds.

Liquidation Rights

In the event of our liquidation, dissolution or winding up, whether voluntary or involuntary, after payment of all our liabilities and obligations and after payment has been made to holders of each series of preferred stock of the full amount to which they are entitled, holders of shares of common stock will be entitled to share, ratably according to the number of shares of common stock held by them, in all remaining assets available for distribution to holders of the common stock.

Stockholders Agreement

General

Certain of our stockholders who received shares of our common stock directly from us prior to our 2003 initial public offering as consideration in connection with the acquisition of a business with which such stockholder was associated or affiliated, and their transferees, are parties to a second amended and restated stockholders agreement with us. The following is a summary of material provisions of the stockholders agreement. This summary does not purport to be complete and is qualified in its entirety by reference to the stockholders agreement, a copy of which is an exhibit to the registration statement of which this prospectus is a part.

Voting

Each stockholder that is a party to the stockholders agreement is prohibited from entering into any voting trust or similar agreement or act in a manner that is inconsistent with the terms of the stockholders agreement.

Transfer restrictions

Transfers generally prohibited. Under the terms of the stockholders agreement, pursuant to resolutions adopted by our board of directors in accordance with Section 2.8(e) of the stockholders agreement, each of our stockholders party to the stockholders agreement was permitted to sell up to the aggregate of his or her “holdover amount” plus up to 20% of his or her “applicable total shares” (as defined in the stockholders agreement) in our 2005 underwritten offering plus any shares needed to cover the option to purchase additional shares granted to the underwriters. “Holdover amount” in this context means the aggregate of specified shares of our common stock, referred to in the stockholders agreement as “covered shares,” the stockholder was permitted to sell in our September 2003 initial public offering or in any subsequent period, but did not sell. Since the completion of our 2005 underwritten offering, these stockholders are currently prohibited, subject to limited exceptions, from transferring any covered shares except that these stockholders may transfer (i) the aggregate of any holdover amount, including shares that were eligible to be sold in the 2005 underwritten offering but were not in fact sold, pursuant to Rule 144 under the Securities Act, (ii) from September 17, 2006 to September 16, 2008, the aggregate of any holdover amount plus 20% of their applicable total shares and (iii) after September 16, 2008, any remaining shares.

The restrictions described above are subject to certain exceptions. These stockholders are permitted to transfer their covered shares to certain other existing stockholders which are parties to the stockholders agreement or affiliates thereof, certain family members, certain trusts or family partnerships, pursuant to qualified domestic relations orders, to principals under limited circumstances, or to a legal representative upon death or disability, or as tag-along sellers pursuant to the rights described below. In the event that we engage in certain types of extraordinary transactions, our board of directors also has the ability to waive these restrictions so that all stockholders can participate in the transaction. Our board of directors also has the right to grant waivers from these provisions in the event of the death of an individual stockholder. Further, our board of directors has the right to unilaterally amend the stockholders agreement to reduce the restrictions on transfer. Finally, these restrictions generally do not apply to shares that our existing stockholders buy in the public market.

In addition to the restrictions included in the stockholders agreement, certain of NFP’s directors, officers and employees as well as the officers and employees of NFPSI and NFPISI separately agreed to be bound by more restrictive lock-ups at the time of our September 2003 initial public offering, March 2004 secondary offering and August 2005 secondary offering of our common stock. The members of our board of directors and executive officers, the president of NFPISI, and the chief executive officer and president of NFPSI agreed that, following our September 2003 initial public offering, subject to exceptions for transfers to certain family members, certain trusts or family partnerships, pursuant to qualified domestic relations orders, or to a legal representative upon death or disability, or as tag-along sellers pursuant to the rights described below, they may transfer their shares only as follows:

•	in the 2005 underwritten offering, up to 10% of their total stockholdings plus any shares that they were permitted to sell, but did not sell, in prior periods;

•	during the period from 36 to 60 months after our September 2003 initial public offering, up to an additional 10% of their total stockholdings plus any shares that they were permitted to sell, but did not sell, in prior periods; and

•	thereafter, they may freely sell remaining unsold amounts; provided, however, that so long as the officer remains employed by NFP, NFPSI or NFPISI or the director is serving on our board, he or she (in the aggregate with any family members, trusts or family partnerships, and qualified domestic relations orders transferees to whom shares have been transferred pursuant to the exceptions described above) must retain at least 50% of their applicable total shares.

Tag-along rights

If Apollo Investment Fund IV, L.P. proposes to sell shares of our common stock so that, following the proposed sale, more than 10% of the then outstanding shares of our common stock will have been sold to one holder or one group of related holders, Apollo Investment Fund IV, L.P. is required to give written notice to each stockholder that is a party to the stockholders agreement of the number of shares and the per share price of the proposed sale and each such stockholder has the right, for a period of 30 days after receipt of the notice, to participate in the proposed sale with respect to a number of shares calculated through a predetermined formula set forth in the stockholders agreement. Tag-along rights, however, do not apply when Apollo Investment Fund IV, L.P. transfers to one of its affiliates or pursuant to a registration statement filed with the SEC. If a stockholder does not exercise the tag-along right, Apollo Investment Fund IV, L.P. is free, for a period of 120 days, to sell the shares, but only if the shares are sold at a price equal to or greater than 95% of the price and on no more favorable material terms than those set forth in the notice.

Registration rights

All of the stockholders that are party to the stockholders agreement have “piggyback” registration rights that allow them to include the shares of common stock that they own in any public offering initiated by us, up to an aggregate maximum as determined in the manner described in the stockholders agreement. The “piggyback” registration rights of these stockholders are subject to the transfer restrictions described above under “—Transfer restrictions” and to proportional cutbacks by the underwriters in the manner described in the stockholders agreement.

Amendment

The stockholders agreement may be amended with the written consent of us, Apollo Investment Fund IV, L.P., and stockholders that are parties to the stockholders agreement holding more than 50% of the then outstanding shares of common stock held by all such stockholders.

Lock-Up Agreement

Each of our stockholders that initially acquired or, in the ordinary course, will initially acquire its shares of our common stock directly from us after our September 2003 initial public offering as consideration (including any contingent consideration received by such stockholder at any time) in connection with the acquisition of a business with which such stockholder was affiliated or associated has entered or will enter into a lock-up agreement with us. Under the terms of the lock-up agreement, each of our stockholders party to a lock-up agreement agrees that it will not, subject to limited exceptions, transfer specified shares of our common stock, referred to in the lock-up agreement as “covered shares.” In addition, subject to certain exceptions, (i) if the stockholder acquired its shares of common stock on or prior to March 9, 2004, in each 12-month period commencing 24 months after the date on which such stockholder initially acquired shares from us, or (ii) if the stockholder acquired its shares of common stock after March 9, 2004, in each 12-month period commencing on the date that is 12 months after the date on which such stockholder initially acquired shares from us, it may transfer the aggregate of any holdover amount plus up to 20% of its applicable total shares, provided that commencing on the fifth anniversary of the date on which such stockholder initially acquired shares from us, it may freely transfer any of its remaining shares. Any covered shares that were eligible for sale, but were not in fact sold, in our 2004 underwritten public offering and our 2005 underwritten public offering are currently eligible for sale pursuant to Rule 144 under the Securities Act. Because we permitted stockholders who initially acquired their shares from us (i) between January 1, 2004 and March 29, 2004 or (ii) between October 1, 2004 and July 1, 2005, to sell 20% of their applicable total shares before the second and first anniversary, respectively, of such acquisition in our 2005 underwritten public offering, if such stockholder did not participate in such offering or did not sell the maximum number of shares eligible to be sold, the liquidity schedule for such unsold amounts reverted to the terms established in their lock-up agreement. In addition, each of our stockholders party to a lock-up agreement agrees that, without the prior written consent of each lead underwriter, with respect to any underwritten offering of our securities, it will not, subject to limited exceptions, transfer any shares of our common stock during the period beginning 14 days prior to and ending 180 days after the date of the final prospectus or other offering document (or such shorter period as the managing underwriters have agreed with NFP or the sellers, have agreed as to Apollo or may otherwise permit).

Anti-Takeover Effects of Delaware Law and Our Amended and Restated Certificate of Incorporation and By-Laws

The following is a summary of certain provisions of our amended and restated certificate of incorporation and by-laws that may be deemed to have an anti-takeover effect and may delay, deter or prevent a tender offer or takeover attempt that a stockholder might consider in its best interest, including those attempts that might result in a premium over the market price for the shares held by stockholders.

Authorized, But Unissued Shares

The authorized but unissued shares of common stock and preferred stock will be available for future issuance without stockholder approval. These additional shares may be utilized for a variety of corporate purposes, including future public offerings to raise additional capital, corporate acquisitions and employee benefit plans. The existence of authorized but unissued shares of common stock and preferred stock could render more difficult or discourage an attempt to obtain control of us by means of a proxy contest, tender offer, merger or otherwise.

Delaware Business Combination Statute

We are organized under Delaware law. Some provisions of Delaware law may delay or prevent a transaction which would cause a change in our control.

Delaware law prohibits a publicly held corporation from engaging in a “business combination” with an “interested stockholder” for three years after the stockholder becomes an interested stockholder, unless the corporation’s board of directors and stockholders approve the business combination in a prescribed manner. An “interested stockholder” is a person who directly or indirectly owns 15% or more of the corporation’s outstanding voting stock. A “business combination” includes a merger, asset sale or other transaction which results in a financial benefit to the interested stockholder. Delaware law does not prohibit these business combinations if:

•	before the stockholder becomes an interested stockholder, the corporation’s board approves either the business combination or the transaction which results in the stockholder becoming an interested stockholder;

•	after the transaction which results in the stockholder becoming an interested stockholder, the interested stockholder owns at least 85% of the corporation’s outstanding stock; or

•	the corporation’s board approves the business combination and the holders of at least two-thirds of the corporation’s outstanding voting stock, which the interested stockholder does not own, authorize the business combination.

Limitations on Liability and Indemnification of Directors and Officers

Our amended and restated certificate of incorporation provides that our directors will not be personally liable to us or our stockholders for monetary damages for breach of a fiduciary duty as a director, except for:

•	any breach of the director’s duty of loyalty to us or our stockholders;

•	misconduct or a knowing violation of law;

•	liability under Delaware corporate law for an unlawful payment of dividends or an unlawful stock purchase or redemption of stock; or

•	any transaction from which the director derives an improper personal benefit.

Our amended and restated certificate of incorporation and by-laws allow us to indemnify our directors and officers to the fullest extent permitted by Delaware law.

We may enter into indemnification agreements with our directors and executive officers. These provisions and agreements may have the practical effect in some cases of eliminating our stockholders’ ability to collect monetary damages from our directors and executive officers.

Transfer Agent and Registrar

The transfer agent and registrar of our common stock is Mellon Investor Services LLC. Its address is 85 Challenger Road, Ridgefield Park, New Jersey 07660, and its telephone number at this location is (201) 296-4000.

Listing

Our common stock is listed on the NYSE under the symbol “NFP”.

DESCRIPTION OF PREFERRED STOCK

The following description of the terms of the preferred stock sets forth certain general terms and provisions of any series of preferred stock to which any prospectus supplement may relate. Particular terms of the preferred stock offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to any series of preferred stock so offered will be described in the prospectus supplement relating to that preferred stock. You should also read the more detailed provisions of our amended and restated certificate of incorporation and the certificate of designation relating to each particular series of preferred stock for provisions that may be important to you. This description does not purport to be complete and is subject to and qualified in its entirety by reference to the provisions of our amended and restated certificate of incorporation, which is incorporated by reference into the registration statement of which this prospectus forms a part, and the certificate of designation relating to a particular series of preferred stock. The certificate of designation relating to the particular series of preferred stock offered by an accompanying prospectus supplement and this prospectus will be filed as an exhibit to a Current Report on Form 8-K or other periodic report incorporated by reference into this prospectus.

General

Under our amended and restated certificate of incorporation and by-laws, our board of directors is authorized without further stockholder action to adopt resolutions, by an affirmative vote of a majority of the board, providing for the issuance of up to 200,000,000 shares of preferred stock, par value $0.01 per share, in one or more series, and to fix by resolution any of the powers, designations, preferences and relative dividend participation, option or other rights thereof, including dividend rights, conversion rights, voting rights, redemption terms and liquidation preferences, and the number of shares constituting each such series. Preferred stock, upon issuance against full payment of the purchase price therefor, will be fully paid and nonassessable. As of the date of this prospectus, we had no shares of preferred stock outstanding.

The prospectus supplement relating to a particular series of preferred stock offered will describe the specific terms thereof, including, where applicable:

•	the title, designation, number of shares and stated value of the preferred stock;

•	the price at which the preferred stock will be issued;

•	the dividend rates, if any (or method of calculation), whether that rate is fixed or variable or both, and the dates on which dividends will be payable, whether those dividends will be cumulative or noncumulative and, if cumulative, the dates from which dividends will begin to cumulate;

•	the dates on which the preferred stock will be subject to redemption and the applicable redemption prices;

•	any redemption or sinking fund provisions;

•	the convertibility or exchangeability of the preferred stock;

•	if other than United States dollars, the currency or currencies (including composite currencies) in which the preferred stock is denominated and/or in which payments will or may be payable;

•	the method by which amounts in respect of the preferred stock may be calculated and any commodities, currencies or indices, or the value, rate or price relevant to that calculation;

•	the place where dividends and other payments on the preferred stock are payable and the identity of the transfer agent, registrar and dividend disbursement agent for the preferred stock;

•	any listing of the preferred stock on any securities exchange; and

•	any additional dividend, liquidation, redemption, sinking fund, voting and other rights, preferences, privileges, limitations and restrictions.

The federal income tax consequences and special considerations applicable to any series of preferred stock will be generally described in the prospectus supplement related thereto.

Rank

Unless otherwise specified in the prospectus supplement relating to a particular series of preferred stock, each series of preferred stock will rank pari passu as to dividends and liquidation rights in all respects with each other series of preferred stock.

Dividends

Holders of preferred stock of each series will be entitled to receive, when, as and if declared by our board of directors, cash dividends out of our assets legally available for payment, at those rates and on the dates as will be set forth in the prospectus supplement relating to that series of preferred stock. Each dividend will be payable to holders of record as they appear on our stock books on the record dates fixed by our board of directors or a duly authorized committee thereof. Different series of preferred stock may be entitled to dividends at different rates or based upon different methods of determination. Those rates may be fixed or variable or both. Dividends on any series of preferred stock may be cumulative or noncumulative as provided in the prospectus supplement relating thereto. Except as provided in the related prospectus supplement, no series of preferred stock will be entitled to participate in our earnings or assets.

Liquidation Rights

Unless otherwise stated in the related prospectus supplement, in the event of our voluntary or involuntary liquidation, dissolution or winding up, holders of each series of preferred stock will be entitled to receive out of our assets available for distribution to shareholders, before any distribution of assets is made to holders of common stock or any other class of stock ranking junior to that series of preferred stock upon liquidation, liquidating distributions in an amount set forth in the prospectus supplement related to that series of preferred stock, plus an amount equal to all accrued and unpaid dividends up to the date fixed for distribution for the current dividend period and, if that series of preferred stock is cumulative, for all dividend periods prior thereto, all as set forth in the prospectus supplement with respect to that series of preferred stock. If, upon our voluntary or involuntary liquidation, dissolution or winding up, amounts payable with respect to a series of preferred stock and any other shares of our capital stock ranking pari passu as to any distribution with that series of preferred stock are not paid in full, holders of that series of preferred stock and of such other shares will share ratably in any distribution of our assets in proportion to the full respective preferential amounts to which they are entitled. After payment in full of the liquidating distribution to which they are entitled, holders of preferred stock will not be entitled to any further participation in any distribution of our assets.

Neither the sale, conveyance, exchange or transfer of all or substantially all of our property and assets, our consolidation or merger with or into any other corporation, nor the merger or consolidation of any other corporation into or with us, will be deemed to be a liquidation, dissolution or winding up of us.

Redemption and Sinking Fund

The terms, if any, on which shares of a series of preferred stock may be subject to optional or mandatory redemption, in whole or in part, or may have the benefit of a sinking fund, will be set forth in the prospectus supplement relating to that series.

Voting Rights

The voting rights attaching to any series of preferred stock will be described in the applicable prospectus supplement.

Conversion and Exchange Rights

The terms, if any, on which shares of any series of preferred stock are convertible or exchangeable will be set forth in the prospectus supplement relating thereto. The prospectus supplement will describe the securities or rights into which the shares of preferred stock are convertible or exchangeable (which may include other preferred stock, debt securities, depositary shares, common stock or other of our securities or rights (including rights to receive payment in cash or securities based on the value, rate or price of one or more specified commodities, currencies or indices) or securities of other issuers or a combination of the foregoing), and the terms and conditions upon which those conversions or exchanges will be effected including the initial conversion or exchange prices or rules, the conversion or exchange period and any other related provisions. Those terms may include provisions for conversion or exchange, the exchange or conversion period, provisions as to whether the conversion or exchange is mandatory, at the option of the holder, or at our option, and may include provisions pursuant to which the consideration to be received by holders of that series of preferred stock would be calculated as of a time and in the manner stated in the prospectus supplement.

Transfer Agent and Registrar

The transfer agent, registrar and dividend disbursement agent for each series of preferred stock will be designated in the related prospectus supplement.

DESCRIPTION OF DEBT SECURITIES

We may offer secured or unsecured debt securities, which may be convertible. Our debt securities will be issued under an indenture to be entered into between us and Wells Fargo Bank, National Association. Holders of our indebtedness will be structurally subordinated to holders of any indebtedness (including trade payables) of any of our subsidiaries.

We have summarized certain general features of the debt securities from the indenture. A form of indenture is attached as an exhibit to the registration statement of which this prospectus forms a part. The following description of the terms of the debt securities sets forth certain general terms and provisions. The particular terms of the debt securities offered by any prospectus supplement and the extent, if any, to which such general provisions may apply to the debt securities will be described in the related prospectus supplement. Accordingly, for a description of the terms of a particular issue of debt securities, reference must be made to both the related prospectus supplement and to the following description.

General

The aggregate principal amount of debt securities that may be issued under the indenture is unlimited. The debt securities may be issued in one or more series as may be authorized from time to time.

Reference is made to the applicable prospectus supplement for the following terms of the debt securities (if applicable):

•	title and aggregate principal amount;

•	whether the securities will be senior or subordinated;

•	applicable subordination provisions, if any;

•	conversion or exchange into other securities;

•	whether securities issued by us will be secured or unsecured, and if secured, what the collateral will consist of;

•	percentage or percentages of principal amount at which such securities will be issued;

•	maturity date(s);

•	interest rate(s) or the method for determining the interest rate(s);

•	dates on which interest will accrue or the method for determining dates on which interest will accrue and dates on which interest will be payable;

•	redemption or early repayment provisions;

•	authorized denominations;

•	form;

•	amount of discount or premium, if any, with which such securities will be issued;

•	whether such securities will be issued in whole or in part in the form of one or more global securities;

•	identity of the depositary for global securities;

•	whether a temporary security is to be issued with respect to such series and whether any interest payable prior to the issuance of definitive securities of the series will be credited to the account of the persons entitled thereto;

•	the terms upon which beneficial interests in a temporary global security may be exchanged in whole or in part for beneficial interests in a definitive global security or for individual definitive securities;

•	any covenants applicable to the particular debt securities being issued;

•	any defaults and events of default applicable to the particular debt securities being issued;

•	currency, currencies or currency units in which the purchase price for, the principal of and any premium and any interest on, such securities will be payable;

•	time period within which, the manner in which and the terms and conditions upon which the purchaser of the securities can select the payment currency;

•	securities exchange(s) on which the securities will be listed, if any;

•	whether any underwriter(s) will act as market maker(s) for the securities;

•	extent to which a secondary market for the securities is expected to develop;

•	additions to or changes in the events of default with respect to the securities and any change in the right of the trustee or the holders to declare the principal, premium and interest with respect to such securities to be due and payable;

•	provisions relating to covenant defeasance and legal defeasance;

•	provisions relating to satisfaction and discharge of the indenture;

•	provisions relating to the modification of the indenture both with and without the consent of holders of debt securities issued under the indenture; and

•	additional terms not inconsistent with the provisions of the indenture.

One or more series of debt securities may be sold at a substantial discount below their stated principal amount, bearing no interest or interest at a rate which at the time of issuance is below market rates. One or more series of debt securities may be variable rate debt securities that may be exchanged for fixed rate debt securities.

United States federal income tax consequences and special considerations, if any, applicable to any such series will be described in the applicable prospectus supplement.

Debt securities may be issued where the amount of principal and/or interest payable is determined by reference to one or more currency exchange rates, commodity prices, equity indices or other factors. Holders of such securities may receive a principal amount or a payment of interest that is greater than or less than the amount of principal or interest otherwise payable on such dates, depending upon the value of the applicable currencies, commodities, equity indices or other factors. Information as to the methods for determining the amount of principal or interest, if any, payable on any date, the currencies, commodities, equity indices or other factors to which the amount payable on such date is linked and certain additional United States federal income tax considerations will be set forth in the applicable prospectus supplement.

The term “debt securities” includes debt securities denominated in U.S. dollars or, if specified in the applicable prospectus supplement, in any other freely transferable currency or units based on or relating to foreign currencies.

We expect most debt securities to be issued in fully registered form without coupons and in denominations of $1,000 and any integral multiples thereof. Subject to the limitations provided in the indenture and in the prospectus supplement, debt securities that are issued in registered form may be transferred or exchanged at the office of the trustee or the principal corporate trust office of the trustee, without the payment of any service charge, other than any tax or other governmental charge payable in connection therewith.

Global Securities

The debt securities of a series may be issued in whole or in part in the form of one or more global securities that will be deposited with, or on behalf of, a depositary (the “depositary”) identified in the prospectus supplement. Global securities will be issued in registered form and in either temporary or definitive form. Unless and until it is exchanged in whole or in part for the individual debt securities, a global security may not be transferred except as a whole by the depositary for such global security to a nominee of such depositary or by a nominee of such depositary to such depositary or another nominee of such depositary or by such depositary or any such nominee to a successor of such depositary or a nominee of such successor. The specific terms of the depositary arrangement with respect to any debt securities of a series and the rights of and limitations upon owners of beneficial interests in a global security will be described in the applicable prospectus supplement.

Governing Law

The indenture and the debt securities shall be construed in accordance with and governed by the laws of the State of New York, without giving effect to the principles thereof relating to conflicts of law.

LEGAL MATTERS

The validity of the securities being offered by this prospectus will be passed upon by Douglas W. Hammond, Esq., Executive Vice President and General Counsel of National Financial Partners Corp. In connection with particular offerings of the securities in the future, and if stated in the applicable prospectus supplements, the validity of those securities may be passed upon for us by Mr. Hammond and/or Skadden, Arps, Slate, Meagher & Flom LLP, New York, New York, and for any underwriters or agents by counsel named in the applicable prospectus supplement.

EXPERTS

The financial statements as of December 31, 2005 and December 31, 2004 and for each of the three years in the period ended December 31, 2005 and management’s assessment of the effectiveness of internal control over financial reporting (which is included in Management’s Report on Internal Control over Financial Reporting) as of December 31, 2005, included in our Annual Report on Form 10-K/A for the year ended December 31, 2005 filed on May 25, 2006, incorporated by reference in this Prospectus have been so included in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

The following table sets forth the expenses, other than underwriting discounts and commissions, payable by us in connection with the sale of the securities being registered hereby. All amounts, except the SEC registration fee, are estimates:

	Amount to be paid
SEC registration fee	$	*
Blue sky fees and expenses		20,000
Legal fees and expenses (other than Blue sky fees and expenses)		500,000
Accounting fees and expenses		250,000
Transfer agent and registrar fees and expenses		300,000
Trustees’ fees and expenses		50,000
Stock exchange listing fees		100,000
Printing and engraving costs		400,000
Miscellaneous		200,000

Total		$1,820,000

*	Deferred in accordance with Rule 456(b) and 457(r) of the Securities Act.

Item 15. Indemnification of Directors and Officers

Section 102 of the Delaware General Corporation Law, or DGCL, allows a corporation to eliminate the personal liability of a director of a corporation to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except where the director breached his or her duty of loyalty to the corporation or its stockholders, failed to act in good faith, engaged in intentional misconduct or knowingly violated a law, authorized the payment of a dividend or approved a stock purchase or redemption in violation of Delaware corporate law or obtained an improper personal benefit.

Section 145 of the DGCL provides, among other things, that a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding (other than an action by or in the right of the corporation) by reason of the fact that the person is or was a director, officer, employee or agent of the corporation, or is or was serving at the corporation’s request as a director, officer, employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses, including attorneys’ fees, judgments, fines and amounts paid in settlement actually and reasonably incurred by the person in connection with the action, suit or proceeding. The power to indemnify applies (i) if such person is successful on the merits or otherwise in defense of any action, suit or proceeding or (ii) if such person acted in good faith and in a manner the person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe the person’s conduct was unlawful. The power to indemnify applies to actions brought by or in the right of the corporation as well, but only to the extent of defense expenses (including attorneys’ fees, but excluding amounts paid in settlement) actually and reasonably incurred and not to any satisfaction of judgment or settlement of the claim itself, and with the further limitation that in such actions no indemnification shall be made in the event of any adjudication of negligence or misconduct in the performance of the person’s duties to the corporation, unless a court believes that in light of all the circumstances indemnification should apply.

Section 174 of the DGCL provides, among other things, that a director who willfully and negligently approves of an unlawful payment of dividends or an unlawful stock purchase or redemption may be held liable for such actions. A director who was absent when the unlawful actions were approved or dissented at the time, may avoid liability by causing his or her dissent to such actions to be entered on the books containing the minutes of the proceedings of the board of directors at the time the action occurred or immediately after the absent director receives notice of the unlawful acts.

Article Ninth of our Amended and Restated Certificate of Incorporation provides that our directors shall not be personally liable to us and our stockholders for monetary damages for breach of fiduciary duty as a director, except for liability:

•	for any breach of the director’s duty of loyalty to us or our stockholders;

•	for acts or omissions not in good faith or that involve intentional misconduct or a knowing violation of law;

•	under section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Our by-laws provide that we may indemnify any person who is or was a director, officer or employee of our company to the fullest extent permitted by Delaware law. The indemnification provisions contained in our by-laws are not exclusive of any other rights to which a person may be entitled by law, agreement, vote of stockholders or disinterested directors or otherwise.

Item 16. Exhibits.

Exhibit No.	Description
1.1*	Form of Underwriting Agreement related to common stock

1.2*	Form of Underwriting Agreement related to preferred stock

1.3*	Form of Underwriting Agreement related to debt securities

4.1	Specimen common stock certificate (incorporated by reference to Exhibit 4.1 of the registrant’s Registration Statement on Form S-1 (Amendment No. 4) (No. 333-105104) filed on September 15, 2003)

4.2	Form of Second Amended and Restated Stockholders Agreement (incorporated by reference to Exhibit 4.2 to the registrant’s Annual Report on Form 10-K for the year ended December 31, 2003)

4.3	Form of Lock-up Agreement (incorporated by reference to Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 2003)

4.4*	Specimen preferred stock certificate

4.5*	Form of Certificate of Designation of preferred stock

4.6*	Form of debt securities

4.7**	Form of Indenture, to be entered into between National Financial Partners Corp. and Wells Fargo Bank, National Association, as trustee

5.1**	Opinion of Douglas W. Hammond, Esq.

12.1**	Statement of computation of ratios of earnings to combined fixed charges and preferred dividends

23.1**	Consent of PricewaterhouseCoopers LLP, independent registered public accounting firm

23.2**	Consent of Douglas W. Hammond, Esq. (included in Exhibit 5.1)

24.1**	Power of Attorney (included on signature page hereto)

25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of Wells Fargo Bank, National Association, as trustee under the Indenture

*	To be filed by amendment or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein
**	Filed herewith

Item 17. Undertakings.

(a) The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii) To include any material information with respect to the plan of distribution not previously disclosed in this registration statement or any material change to such information in this registration statement;

provided, however, that paragraphs (i), (ii) and (iii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of this registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i) Each prospectus filed by a registrant pursuant to Rule 424(b)(3) shall be deemed to be part of this registration statement as of the date the filed prospectus was deemed part of and included in this registration statement; and

(ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5) or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii) or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in this registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which the prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of this registration statement or made in a document incorporated or deemed incorporated by reference into this registration statement or prospectus that is part of this registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in this registration statement or prospectus that was part of this registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c) The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on the 9th day of June 2006.

National Financial Partners Corp.

By:	/s/ JESSICA M. BIBLIOWICZ
Name:	Jessica M. Bibliowicz
Title:	Chairman, President and Chief Executive Officer

POWER OF ATTORNEY

Each of the undersigned officers and directors of National Financial Partners Corp., a Delaware corporation, hereby constitutes and appoints Jessica M. Bibliowicz, Mark C. Biderman and Douglas W. Hammond, and each of them, as his or her true and lawful attorney-in-fact and agent, severally, with full power of substitution and resubstitution, in his or her name and on his or her behalf, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this registration statement, and to file the same, with all exhibits thereto and all documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power of authority to do and perform each and every act and thing requisite or necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, thereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JESSICA M. BIBLIOWICZ Jessica M. Bibliowicz	Chairman, President and Chief Executive Officer (Principal executive officer)	June 9, 2006

/s/ MARK C. BIDERMAN Mark C. Biderman	Executive Vice President and Chief Financial Officer (Principal financial officer and Principal accounting officer)	June 9, 2006

/s/ STEPHANIE W. ABRAMSON Stephanie W. Abramson	Director	June 9, 2006

/s/ ARTHUR S. AINSBERG Arthur S. Ainsberg	Director	June 9, 2006

/s/ MARC E. BECKER Marc E. Becker	Director	June 9, 2006

/s/ JOHN A. ELLIOT John A. Elliot	Director	June 9, 2006

/s/ SHARI LOESSBERG Shari Loessberg	Director	June 9, 2006

/s/ KENNETH C. MLEKUSH Kenneth C. Mlekush	Director	June 9, 2006